UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2015

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    On May 15, 2015, Yoshitaka Kitao informed the Board of Directors (the "Board") of Acucela Inc. (the "Company") that he has decided not to stand for re-election at the Company's upcoming annual meeting of shareholders and that he intends to retire from the Board at the conclusion of such meeting. Mr. Kitao is currently not a member of any Board committee. Mr. Kitao's decision to not stand for re-election to the Board is not related to any disagreement with the Company's management on any matter related to the Company's operations, policies or practices.

(b)     On May 15, 2015, the employment of Hien DeYoung, the Company's Vice President of Human Resources, ended, effective immediately.

Item 8.01	Other Events.
On May 18, 2015, the Company announced that it had nominated Shintaro Asako to stand for election to the Board at the 2015 Annual Meeting of Shareholders to be held on June 25, 2015.

A copy of the press release issued by the Company on May 18, 2015 is attached to this current report as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release dated May 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ John E. Gebhart
John E. Gebhart
Date: May 19, 2015		Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 18, 2015.